EXHIBIT T3A

                                                               --------------
 [SEAL]      MINISTERIO DA FAZENDA                             |             |
             SECRETARIA DA RECEITA FEDERAL                     |   CONTRATO  |
             COORDENACAO GERAL DE TECNOLOGIA                   |   ECT/SRF   |
             E SISTEMAS DE INFORMACAO                          |   8351/95   |
                                                               |             |
                                                               --------------


ITSA INTERCONTINENTAL TELECOMUNICACOES LTDA
                                                             AR
SCS QD. 07 BLOCO A, 100 SALAS 601A627 IMPARES
ASA SUL                                                     CNPJ

70300-000 BRASILIA, DF                                CADASTRO NACIONAL
                                                     DA PESSOA JURIDICA
RR       1  4  2  0  1  3  6  4  3  BR
                                                          00001170



REMETENTE
SECRETARIA DA RECEITA FEDERAL



ENDERECO PARA DEVOLUCAO                 |_| MUDOU-SE             |_|FALECIDO        |_|__________

SERPRO - SERVICO FEDERAL DE             |_| DESCONHECIDO         |_|AUSENTE           ___/___/___
    PROCESSAMENTO DE DADOS
AV. L2 NORTE
SGAN QUADRA 601 - MODULO G
CEP - 70.836-900 - BRASILIA, DF         |_| END. INSUFICIENTE    |_|NAO PROCURADO     ___________



DESTAQUE AQUI

SENHOR CONTRIBUINTE,

     ESTE  CARTAO  SUBSTITUI  O CARTAO  CGC.  CONFIRA OS SUES DADOS E, SE HOUVER
QUALQUER  DIVERGENCIA,   DIRIJA-SE  A  UNIDADE  ADMINISTRATIVA  DA  SRF  DE  SUA
JURISDICAO PARA ES AS ALTERACOES NECESSARIAS.


                                              SECRETARIA DA RECEITA FEDERAL





[SEAL]                     REPUBLICA FEDERATIVA DO BRASIL

                   CADASTRO NACIONAL DA PESSOA JURIDICA - CNPJ

NUMERO DE INSCRICAO  CARTAO DE IDENTIFICACAO DA   DATA DE ABERTURA  VALIDADE DO CARIAO
70.594.429/0001-30         PESSOA JURIDICA        13/07/1994        30/06/2001

NOME EMPRESARIAL
ITSA INTERCONTINENTAL TELECOMUNICACOES LTDA

TITULO DO ESTABELECIMENTO (NOME DE FANTASIA)

CODIGO E DESCRICAO DA ATIVIDADE ECONOMICA PRINCIPAL
64.20-3-04 - OUTRAS TELECOMUNICACOES

CODIGO E DESCRICAO DA NATUREZA JURIDICA
206-2 - SOCIEDADE P/QUOTAS RESPONSABILIDADE LTDA

LOGRADOURO                       NUMERO             COMPLEMENTO
SCS QD. 07 BLOCO A               100                SALAS 601A627 IMPARES

CEP                   BAIRRO/DISTRITO                MUNICIPO              UF
70300-000             ASA SUL                        BRASILIA              DF

CAIXA POSTAL/FAX/CORREIO ELETRONICO/TELEFONE
TEL:  061-3149971 / FAX:  061-2245363

CPF DO RESPONSAVEL               SITUACAO ESPECIAL
366.714.011-87


APROVADO PELA IN/SRF NO. 54/98                VALIDO EM TODO TERRITORIO NACIONAL